Exhibit 99.1

Contact:	Kevin J. Jacobs
Vice President
240-744-5212

Gregory J. Larson
Senior Vice President
240-744-5120

HOST MARRIOTT CORPORATION ANNOUNCES ACQUISITION OF A PORTFOLIO OF 38 LUXURY AND UPPER UPSCALE HOTELS FROM STARWOOD HOTELS AND RESORTS; COMPANY TO CHANGE NAME UPON CLOSING TO HOST HOTELS & RESORTS, INC.

BETHESDA, MD; November 14, 2005 - Host Marriott Corporation (NYSE:HMT) announced today that it has signed a definitive merger agreement to acquire 38 luxury and upper upscale hotels from Starwood Hotels and Resorts (“Starwood”) for approximately $4.04 billion. The portfolio consists of 25 domestic and 13 international properties and a total of 18,964 rooms managed under the Westin®, Sheraton®, W Hotels®. The Luxury Collection® and St. Regis® brands*. As part of this transaction, the Company expects to assume approximately $700 million of debt and to issue approximately $2.3 billion of equity (133,529,412 common shares at the exchange price of $17.00 per share) to Starwood stockholders. The remainder of the purchase price will be paid in cash. The transaction is expected to close in the first quarter of 2006, and is subject to the approval of the Company’s stockholders, as well as other closing conditions. The boards of directors of both companies have approved the proposed transaction.

Christopher J. Nassetta, president and chief executive officer, stated, “We are thrilled to announce this acquisition. We believe these assets represent one of the highest quality lodging portfolios available and they will complement our existing portfolio of outstanding hotels. We also believe that we acquired the portfolio at an attractive price that will be accretive to both our earnings and our credit and will add to the short-term and long-term value of the Company.” Nassetta also added, “We are very excited about the opportunity to enhance and grow our relationship with Starwood, one of the premier, innovative operating and brand companies in the lodging industry. We look forward to working with Starwood to maximize the value of these properties and intend to find additional opportunities that will benefit both companies’ shareholders.”

Strong Portfolio

The portfolio assets are high-quality, luxury and upper upscale hotels with an average size of approximately 500 rooms and an expected RevPAR of $117 for 2005. Approximately 80% of the portfolio revenues are from properties in urban, convention or resort locations, six of which are city-center hotels with over 750 rooms. The portfolio is geographically diverse, with most assets located in markets with strong growth profiles and limited near-term supply. In addition, the Company is launching its expansion into Europe and increasing its presence in key domestic markets such as New York, Boston, San Diego and Seattle as a result of this acquisition.

“The Starwood portfolio fits our stated strategy of owning irreplaceable assets in premier markets with strong growth profiles and limited near-term supply,” said James F. Risoleo, executive vice president of acquisitions and development.

Enhanced Brand Diversification and Growth Potential

As part of this transaction, the Company is expanding an important relationship with Starwood, and thereby diversifying its brand representation. Westin®, the high-performing and innovative upper upscale brand that continues to gain market share, accounts for 33% of the portfolio revenues (comprised of 25% domestic and 8% international). Sheraton®, a brand the Company believes has significant growth potential driven by recently implemented improvements in its product and service, accounts for 55% of the portfolio (comprised of 35% domestic and 20% international). W Hotels®, a brand that is emerging as the top hotel choice among young professionals and gen-Xers, accounts for 9% of the portfolio. In addition, the Company expects to work with Starwood to add value to the portfolio through aggressive asset management and believes that its expanded relationship with Starwood will foster additional growth opportunities for both companies in the future.

International Platform

The transaction expands the Company’s geographic distribution into new markets outside of the United States. Six hotels representing 15% of the portfolio are located in Europe, and three hotels representing 10% of the portfolio are in Canada. Additional hotels are located in Fiji and Chile. Many of these international markets are in the early stages of lodging recovery, offering the opportunity for additional growth outside of the domestic lodging cycle.

Company Profile

Upon completion of the acquisition, the Company expects to have a total enterprise value of approximately $16 billion(1), making it the largest lodging company in the U.S. and the sixth-largest public REIT. Upon completion of the transaction, the Company will have 145 upper upscale and luxury hotels with over 74,000 rooms that are affiliated with 17 brands located in over 50 markets in nine countries.

Financial Considerations

The Company expects the portfolio to generate $355 million to $365 million of Earnings before Interest Expense, Taxes and Depreciation and Amortization (EBITDA) in calendar year 2006 on a stand-alone basis.

[1]	Based on a share price of $17 per share, a fully diluted share count (including minority holders of operating partnership interests of Host Marriott, L.P.) of approximately 570 million shares and net debt of approximately $6.4 billion.

On a full-year 2006 basis, this transaction would be $.03 to $.05 accretive to the Company’s Funds From Operations (FFO) per diluted share. Taking into consideration the shares expected to be issued in the transaction and the issuance and assumption of debt to finance the transaction, the Starwood portfolio is expected to generate FFO per diluted share of $1.56 to $1.64 for calendar year 2006 on a stand-alone basis(2). The transaction is also expected to modestly improve the Company’s leverage and coverage ratios.

W. Edward Walter, executive vice president and chief financial officer, stated, “We worked diligently with Starwood to structure a transaction that is strategically and financially sound for both parties. Although we have arranged a bridge loan commitment with Goldman, Sachs & Co. and Deutsche Bank Securities Inc., we expect to obtain permanent financing through a variety of attractive options including unsecured and secured debt, asset sales, and potentially arranging a third party joint venture for the European assets.”

EBITDA and FFO per diluted share are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding the non-GAAP financial measures.

Transaction Advisors

Goldman, Sachs & Co. served as financial advisor to the Company; Latham & Watkins LLP served as the Company’s lead transaction counsel. Additionally, Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as co-lead arrangers and joint book running managers for the Company for the bridge loan.

[2]	The forecast 2006 EBITDA and FFO per diluted share information for the Starwood portfolio are provided on a stand-alone basis and assume a January 1, 2006 closing. The effect of the acquisition on the Company’s 2006 results will depend on the timing of the closing of the transaction and, as noted earlier, the closing is not expected to occur until the first quarter of 2006 and the closing of some or all of the assets may not occur, or could be deferred until a later time, depending on various circumstances.

Conference Call Information

The Company will host a conference call for investors and other interested parties today at 10 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call on the Internet at http://www.hostmarriott.com or by telephone at 719-785-9445. It is recommended that participants call 10 minutes ahead of the scheduled start time to ensure proper connection.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transactions, the Company will file a proxy statement/prospectus as part of a registration statement on Form S-4 and other documents regarding the proposed transactions with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the Company, Starwood Hotels & Resorts and the proposed transaction. A definitive proxy statement/prospectus will be sent to stockholders of the Company seeking their approval of the issuance of Host Marriott Corporation common stock in the transactions contemplated by the master agreement. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained, when available, free of cost by directing a request to Host Marriott Corporation, 6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817, Attention Investor Relations, (telephone 240-744-1000). Investors and security holders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the proposed transactions.

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Host Marriott Corporation in respect of the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of securities in the Company, is set forth in the proxy statement for Host Marriott Corporation’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2005. Additional information regarding the direct and indirect interests of those persons may be obtained by reading the proxy statement/prospectus regarding the proposed transactions when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Host Marriott

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 107 upper upscale and luxury hotel properties primarily operated under premium brands, such as Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton® and Westin® (*). For further information, please visit the Company’s website at www.hostmarriott.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” estimate,” “expect,” “intend,” “may,” “plan,” predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results, statements about the expected scope and timing of the acquisition, expected earnings, FFO per diluted share and credit effects of the acquisition, consequences of management efforts, opportunities for growth and expectations as to timing, nature and terms of financing and other sources of funds. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. The completion of the transaction with Starwood (either in whole or in part relating to the acquisition of certain hotels) is subject to numerous closing conditions and there can be no assurances that the transactions as a whole, or portions of it will be completed. These closing conditions include, but are not limited to: the Company receiving approval from its stockholders to issue shares in connection with the transactions contemplated by the master agreement, obtaining various lender consents and regulatory approvals, the accuracy of representations and warranties and compliance with covenants, the absence of material events or conditions, and other customary closing conditions. Our expectations as to the financial consequences of the acquisition may be affected by the risks noted above and factors unique to acquisitions, including the timing and successful integration these hotels into our portfolio and the number and location of the hotels we ultimately acquire with the acquisition. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 14, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

(*)	This press release contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us. The owners of these trademarks have no responsibility or liability for the information contained in this press release.

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INDEX

Page No.
Starwood Portfolio Asset Listing	9

Percentage of Revenues for Host Marriott Corporation and the Starwood Portfolio by Region, Brand and Property Type Based on Forecast 2005 Revenues	10

Reconciliation of Net Income to EBITDA for the Starwood Portfolio on a Stand-Alone Basis for the Calendar Year 2006 Forecasts	11

Reconciliation of Net Income to Funds From Operations per Diluted Share for the Starwood Portfolio on a Stand-Alone Basis for the Calendar Year 2006 Forecasts	12

Notes to Financial Information	14

Starwood Portfolio Asset Listing

#	Asset	City	State	Country	Rooms
1	Sheraton New York Hotel	New York	NY	USA	1,746
2	Sheraton Centre Toronto Hotel	Toronto		Canada	1,377
3	Sheraton Boston Hotel	Boston	MA	USA	1,216
4	Sheraton San Diego Hotel & Marina	San Diego	CA	USA	1,044
5	The Westin Seattle	Seattle	WA	USA	891
6	Le Centre Sheraton Montreal Hotel	Montreal		Canada	825
7	The Westin Los Angeles Airport	Los Angeles	CA	USA	740
8	W New York	New York	NY	USA	688
9	Sheraton Roma Hotel & Conference Center	Rome		Italy	634
10	The Westin Indianapolis	Indianapolis	IN	USA	573
11	Sheraton Indianapolis Hotel & Suites	Indianapolis	IN	USA	560
12	The Westin Mission Hills Resort & Spa	Rancho Mirage	CA	USA	512
13	The Westin Palace, Madrid, a Luxury Collection Hotel	Madrid		Spain	468
14	The Westin Cincinnati	Cincinnati	OH	USA	456
15	Sheraton Stamford Hotel	Stamford	CT	USA	448
16	The Westin Tabor Center	Denver	CO	USA	430
17	W Seattle	Seattle	WA	USA	426
18	The Westin South Coast Plaza	Costa Mesa	CA	USA	390
19	Sheraton Milwaukee Brookfield Hotel	Brookfield	WI	USA	389
20	Sheraton Santiago Hotel and Convention Center	Santiago		Chile	379
21	Sheraton Braintree Hotel	Braintree	MA	USA	374
22	Sheraton Parsippany Hotel	Parsippany	NJ	USA	370
23	Sheraton Skyline Hotel & Conference Centre	Hayes		United Kingdom	350
24	Sheraton Warsaw Hotel & Towers	Warsaw		Poland	350
25	The Westin Waltham-Boston	Waltham	MA	USA	346
26	Sheraton Hamilton Hotel	Hamilton		Canada	301
27	Sheraton Fiji Resort	Nadi		Fiji	281
28	The Westin Royal Denarau Resort	Nadi		Fiji	273
29	The Westin Grand, Washington, D.C.	Washington	D.C.	USA	263
30	Sheraton Suites Tampa Airport	Tampa	FL	USA	259
31	Sheraton Needham Hotel	Needham	MA	USA	247
32	St. Regis Hotel, Houston	Houston	TX	USA	232
33	The Westin Palace, Milan, a Luxury Collection Hotel	Milan		Italy	228
34	Sheraton Tucson Hotel & Suites	Tucson	AZ	USA	216
35	Sheraton Providence Airport Hotel	Warwick	RI	USA	206
36	The Westin Europa & Regina, Venice	Venice		Italy	185
37	Capitol Hill Suites	Washington	D.C.	USA	152
38	San Cristobal Tower, a Luxury Collection Hotel	Santiago		Chile	139

	Total Portfolio				18,964

Percentage of Revenues for Host Marriott Corporation and the Starwood Portfolio by Region, Brand and Property Type based on Forecast 2005 Revenues

Region	Host Marriott %	New Portfolio %	Combined %	Percentage Change
Atlanta	8%	0%	6%	(2%)
DC Metro	11%	2%	9%	(2%)
Florida	15%	1%	12%	(3%)
Hawaii	5%	0%	4%	(1%)
International	3%	29%	9%	6%
Middle Atlantic	16%	21%	17%	1%
Mountain	3%	2%	2%	(1%)
New England	5%	12%	7%	2%
North Central	7%	7%	7%	0%
Pacific	20%	24%	21%	1%
South Central	7%	2%	6%	(1%)

Brand	Host Marriott %	New Portfolio %	Combined %	Percentage Change
Marriott®	70%	0%	53%	(17%)
Ritz-Carlton®	12%	0%	9%	(3%)
Hyatt®	9%	0%	7%	(2%)
Fairmont®	2%	0%	2%	0%
Westin®	1%	33%	9%	8%
Sheraton®	0%	55%	14%	14%
W Hotels®	0%	9%	2%	2%
Other	6%	3%	4%	(2%)

Type	Host Marriott %	New Portfolio %	Combined %	Percentage Change
Urban	52%	71%	57%	5%
Resort	20%	9%	17%	(3%)
Suburban	19%	10%	17%	(2%)
Airport	9%	10%	9%	0%

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA for the Starwood Portfolio on a Stand-Alone Basis

for the Calendar Year 2006 Forecasts (1)

(unaudited, in millions)

	Calendar Year 2006 Forecasts
	Low-end of Range	High-end of Range
Forecast net income	$93	$103
Interest expense	135	135
Depreciation and amortization	120	120
Income taxes	7	7

Property-level EBITDA	$355	$365

See the notes following the table reconciling net income to FFO per diluted share for assumptions relating to the calendar year 2006 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to Funds From Operations per Diluted Share for

the Starwood Portfolio on a Stand-Alone Basis for the Calendar Year 2006 Forecasts (1)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Calendar Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income	$93	133.5	$.69
Adjustments:
Depreciation and amortization	120	—	.90
Incremental corporate expenses	(4)	—	(.03)

FFO per diluted share	$209	133.5	$1.56

	High-end of Range
	Calendar Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income	$103	133.5	$.77
Adjustments:
Depreciation and amortization	120	—	.90
Incremental corporate expenses	(4)	—	(.03)

FFO per diluted share	$219	133.5	$1.64

(1)	The calendar year 2006 forecasts are based on the following assumptions:

•	RevPAR will increase 7% to 9% for the calendar year 2006 for the low and high ends of the forecasted range, respectively;

•	The issuance of 133,529,412 shares of common stock at a per share price of $17.00;

•	The assumption of approximately $700 million of debt at an average rate of 7.5%;

•	Debt financing of $1.2 billion at an average rate of approximately 7.0%;

•	Estimated incremental corporate expenses for the Company of approximately $4 million; and

•	Transaction costs of approximately 2% to 3% of the purchase price.

The amounts shown in the forecasts are based on these and other assumptions, as well as management’s estimate of operations for calendar year 2006 for the Starwood Portfolio on a stand-alone basis. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to Funds From Operations per Diluted Share for

the Starwood Portfolio on a Stand-Alone Basis for the Calendar Year 2006 Forecasts (1)

(unaudited, in millions, except per share amounts)

assumptions, it can give no assurance that the expectations will be attained or that the results will not be materially different than those expressed above. Risks that may affect these assumptions and forecasted results include, but are not limited to, the following:

•	the level of RevPAR growth may change significantly as the result of the completion of individual hotel budgets later this year;

•	the level of capital expenditures may change significantly as the result of completion of individual hotel budgets later this year; any increase or decrease in capital expenditures will directly affect the level of depreciation expense and net income; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

The effect of the acquisition on the Company’s 2006 results will depend on the timing of the transaction. The closing is not expected to occur until near the end of the first quarter 2006 and the closing of some or all of the assets may be later. However, for purposes of estimating a full-year’s accretion to the Company’s FFO per diluted share, a January 1, 2006 closing was assumed.

HOST MARRIOTT CORPORATION

Notes to Financial Information

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of historical or future financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share and (ii) Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA). The following discussion defines these terms and presents why we believe they are useful supplemental measures of performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of performance in addition to earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

FFO per diluted share of the Starwood portfolio on a stand-alone basis was calculated by determining the FFO of the portfolio at the property level and then subtracting (1) estimated interest expense of the debt we expect to incur or assume to finance the portfolio and (2) estimated incremental corporate expenses incurred as a result of the acquisition. The resulting FFO amount was divided by the number of shares expected to be issued to Starwood shareholders in the acquisition to determine a per diluted share amount.

We believe that FFO per diluted share is a useful supplemental measure of operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

Property-level EBITDA

EBITDA is a commonly used measure of performance in many industries. Management believes property-level EBITDA provides useful information to investors regarding the results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Limitations on the Use of FFO per Diluted Share and EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs.

HOST MARRIOTT CORPORATION

Notes to Financial Information

EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA) and other items have been and will be incurred and are not reflected in the EBITDA and FFO per diluted share presentations. In addition, because the EBITDA presented is at the property level, corporate expenses (including incremental corporate expenses expected to be incurred as a result of the acquisition) are not reflected in the presentation. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share and EBITDA should not be considered measures of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.